 SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

TEMPLETON GROWTH FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MUTUAL FUND PROXY FACT SHEET FOR: TEMPLETON GROWTH FUND, INC.

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	AUGUST 21, 2017	OFFICES OF FRANKLIN TEMPLETON INVESTMENTS
Mail Date	AUGUST 30, 2017	300 S.E. 2ND STREET
Meeting Date	OCTOBER 30, 2017 @ 11:00 AM EDT	FORT LAUDERDALE, FLORIDA 33301
ADDITIONAL INFORMATION		CONTACT INFORMATION
CUSIPs	SEE PAGE TGF.5	Inbound Line	1-800-967-5068
Tickers	SEE PAGE TGF.5	Website	www.franklintempleton.com

Note: Capitalized terms used herein and not defined herein are used with the meanings given them in the Templeton Growth Fund, Inc.’s Proxy Statement.
What is happening?

A Special Meeting of Shareholders of Templeton Growth Fund, Inc. will be held on October 30, 2017, to vote on several important proposals that affect the Fund.

Who will bear the costs associated with the proxy solicitation?

The cost of soliciting proxies, including the fees of a proxy solicitation agent, will be borne by the Fund.

Why is it so important that I vote?

When shareholders return their proxies promptly, the Fund may be able to save money by not having to conduct additional solicitations, including other mailings. PLEASE COMPLETE, SIGN AND RETURN the proxy card or voting instruction form you receive.

Who is AST Fund Solutions?

AST Fund Solutions, LLC (the “Solicitor”) is a company that has been engaged by the Fund to assist in the solicitation of proxies. The Solicitor is not affiliated with the Fund or with Franklin Templeton Investments. In order to hold a shareholder meeting, a certain percentage of the Fund’s shares (often referred to as “quorum”) must be represented at the meeting. If a quorum is not attained, the meeting must adjourn to a future date. The Fund may attempt to reach shareholders through multiple mailings to remind the shareholders to cast their vote. As the meeting approaches, phone calls may be made to shareholders who have not yet voted their shares so that the meeting does not have to be adjourned or postponed. (Mentioned on page Q&A 5 of the proxy statement)

What is a fundamental investment restriction?

The Fund, like all mutual funds, is required by law to adopt fundamental investment restrictions governing certain investment activities. The 1940 Act requires that any modification or elimination of a Fund’s fundamental investment restrictions must be approved by the Fund’s shareholders.

FOR INTERNAL DISTRIBUTION ONLY	TGF.COVER

No.	Proposal	Recommendation	Section	Page
1a	To Elect a Board of Directors for the Fund	FOR	TGF	1-2
2	To approve amendments to certain fundamental investment restrictions of the Fund (includes five (5) sub-proposals):	FOR	TGF	2-3
2a	To amend the fundamental investment restriction regarding borrowing;	FOR	TGF	2-3
2b	To amend the fundamental investment restriction regarding lending;	FOR	TGF	2-3
2c	To amend the fundamental investment restriction regarding investments in real estate;	FOR	TGF	2-3
2d	To amend the fundamental investment restriction regarding investments in commodities;	FOR	TGF	2-3
2e	To amend the fundamental investment restriction regarding issuing senior securities.	FOR	TGF	2-3
3	To approve the elimination of certain fundamental investment restrictions of the Fund (includes five (5) sub-proposals):	FOR	TGF	3-4
3a	To eliminate the fundamental investment restriction regarding pledging, mortgaging or hypothecating assets;	FOR	TGF	3-4
3b	To eliminate the fundamental investment restriction regarding purchasing securities on margin, engaging in short sales and investing in options;	FOR	TGF	3-4
3c	To eliminate the fundamental investment restriction regarding investments in other investment companies;	FOR	TGF	3-4
3d	To eliminate the fundamental investment restriction regarding investments in oil and gas programs;	FOR	TGF	3-4
3e	To eliminate the fundamental investment restriction regarding investments in letter stocks.	FOR	TGF	3-4
4	To approve the use of a “manager of managers” structure whereby the Fund’s investment manager would be able to hire and replace subadvisers without shareholder approval.	FOR	TGF	4

PROPOSAL 1: To Elect a Board of Directors for the Fund

What role does the Board play?

The Board has the responsibility for looking after the interests of the Fund’s shareholders. As such, the Board has an obligation to serve the best interests of shareholders in providing oversight of the Fund, including approving policy changes. In addition, the Board, among other things, reviews the Fund’s performance, oversees the Fund’s activities, and reviews contractual arrangements with the Fund’s service providers.

What is the affiliation of the Board and Franklin Templeton Investments?

The Board is currently, and is proposed to continue to be, composed of over 75% “independent” directors and two “interested” directors. Directors are determined to be “interested” by virtue of, among other things, their affiliation with the Franklin Templeton funds or with Franklin Templeton Investments as fund management. Independent directors have no affiliation with Franklin Templeton Investments and are compensated by the Fund.

FOR INTERNAL DISTRIBUTION ONLY	TGF.1

PROPOSAL 1
NAME OF DIRECTOR	DIRECTOR SINCE	YEAR OF BIRTH
(1) Harris J. Ashton	1992	1932
(2) Ann Torre Bates	2008	1958
(3) Mary C. Choksi	2016	1950
(4) Edith E. Holiday	2000	1952
(5) Gregory E. Johnson	2007	1961
(6) Rupert H. Johnson, Jr.	2013	1940
(7) J. Michael Luttig	2009	1954
(8) David W. Niemiec	2005	1949
(9) Larry D. Thompson	2005	1945
(10) Constantine D. Tseretopoulos	2000	1954
(11) Robert E. Wade	2006	1946

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD

PROPOSAL 2: To approve amendments to certain fundamental investment restrictions of the Fund (includes five (5) sub-proposals):
2a.	To amend the fundamental investment restriction regarding borrowing;
2b.	To amend the fundamental investment restriction regarding lending;
2c.	To amend the fundamental investment restriction regarding investments in real estate;
2d.	To amend the fundamental investment restriction regarding investments in commodities;
2e.	To amend the fundamental investment restriction regarding issuing senior securities;

What are these fundamental investment restrictions?

The Fund is subject to certain investment restrictions that are considered “fundamental” because they may only be changed with shareholder approval. There are generally eight fundamental investment restrictions that every fund is required to have under the 1940 Act. The Fund is proposing to amend its fundamental investment restrictions regarding:
•	borrowing;
•	lending;
•	investments in real estate;
•	investments in commodities; and
•	issuing senior securities.

What will be the effect of the amendments to the Fund’s current fundamental investment restrictions?

The purpose of the amendments is to update those restrictions that are more restrictive than is currently required and to standardize, to the extent practicable, the Fund’s fundamental investment restrictions with those of substantially all other Franklin Templeton funds. Certain of the proposed amendments would provide the Fund with additional flexibility to pursue various investments or strategies. To the extent that the Fund uses such flexibility in the future, the Fund may be subject to some additional costs and risks.

FOR INTERNAL DISTRIBUTION ONLY	TGF.2

Will the investment strategies and investment goal change as a result of the amendments?

The Fund does not currently anticipate materially changing its investment strategies if the proposed amendments to these fundamental investment restrictions are approved, except with respect to the Fund’s use of derivative instruments. Investments in derivative instruments, such as options, forwards and futures, would subject the Fund to certain additional risks. However, the investment manager does not anticipate that the Fund’s current expected use of derivatives will result in a material change in the level of investment risk associated with an investment in the Fund at this time. The proposed standardized investment restrictions will not affect the Fund’s investment goal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” SUB-PROPOSALS 2a-2e

PROPOSAL 3: To approve the elimination of certain fundamental investment restrictions of the Fund (includes five (5) sub-proposals):
3a.	To eliminate the fundamental investment restriction regarding pledging, mortgaging or hypothecating assets;
3b.	To eliminate the fundamental investment restriction regarding purchasing securities on margin, engaging in short sales and investing in options;
3c.	To eliminate the fundamental investment restriction regarding investments in other investment companies;
3d.	To eliminate the fundamental investment restriction regarding investments in oil and gas programs;
3e.	To eliminate the fundamental investment restriction regarding investments in letter stocks.

What are these fundamental investment restrictions?

The Fund is also subject to fundamental investment restrictions that were once imposed by state securities laws or other regulatory authorities in the United States or by German securities registration requirements that are now outdated or are no longer effective. The Fund is proposing to eliminate its fundamental investment restrictions regarding:
•	pledging, mortgaging or hypothecating assets;
•	purchasing securities on margin, engaging in short sales and investing in options;
•	investments in other investment companies;
•	investments in oil and gas programs; and
•	investments in letter stocks.

What will be the effect of the elimination of such investment restrictions for the Fund?

The purpose of the proposed elimination is to remove those restrictions that are more restrictive than is currently required and to standardize, to the extent practicable, all required fundamental investment restrictions across the Franklin Templeton funds. The proposed elimination of certain fundamental investment restrictions would provide the Fund with additional flexibility to pursue various investments or strategies. To the extent that the Fund uses such flexibility in the future, the Fund may be subject to some additional costs and risks.

Will the investment strategies and investment goal change as a result of the elimination of these fundamental investment restrictions?

The Fund does not currently anticipate materially changing its investment strategies if the proposed elimination of these fundamental investment restrictions are approved, except with respect to the Fund’s use of derivative instruments. Investments in derivative instruments, such as options, forwards and futures, would subject the Fund to certain additional risks. However, the investment manager does not anticipate that the Fund’s current expected use of derivatives will result in a material change in the level of investment risk associated with an investment in the Fund at this time. The proposed elimination of these fundamental investment restrictions will not affect the Fund’s investment goal.

FOR INTERNAL DISTRIBUTION ONLY	TGF.3

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” SUB-PROPOSALS 3a-3e

PROPOSAL 4: To approve the use of a “manager of managers” structure whereby the Fund’s investment manager would be able to hire and replace subadvisers without shareholder approval.

What is the purpose of the Manager of Managers Structure?

Shareholders of each Fund are being asked to approve the use of a “manager of managers” structure that would permit the Fund’s investment manager, subject to Board approval, to appoint and replace subadvisers that are affiliated with Franklin Templeton Investments, and subadvisers that are not affiliated with Franklin Templeton Investments, without obtaining prior shareholder approval (the “Manager of Managers Structure”). The Manager of Managers Structure would enable the Fund to operate with greater efficiency in the future by allowing the Fund to use both affiliated and unaffiliated subadvisers best suited to its needs without incurring the expense and potential delays that could be associated with obtaining shareholder approvals.

How will the Manager of Managers Structure affect the Fund?

If the proposal is approved for the Fund, and the Board and the Fund’s investment manager believe that the use of one or more subadvisers would be in the best interests of the Fund, the Fund’s shareholders generally would not be asked to approve hiring a subadviser for the Fund, assuming the conditions of the Manager of Managers Order are met. Rather, the Fund’s investment manager, with the approval of the Fund’s Board, including a majority of the Independent Directors, would be able to appoint subadvisers and make appropriate changes to the subadvisory agreements without seeking shareholder approval. The Fund would, however, inform shareholders of the hiring of any new subadviser within 90 days after the hiring of the subadviser.

Will the Manager of Managers Structure change the fees paid by the Fund?

The use of the Manager of Managers Structure will not change the fees paid to the investment manager by the Fund or fees paid by the Fund’s shareholders.

Do the Funds currently intend to use the Manager of Managers Structure?

The Fund’s investment manager generally does not presently intend to use the Manager of Managers Structure for the Fund, because near-term changes to the portfolio management structure for the Fund are not anticipated. The Board determined to seek shareholder approval of the Manager of Managers Structure for the Fund in connection with this special shareholder meeting, which was otherwise called for purposes of voting on other matters described in the proxy statement, to avoid additional meeting and proxy solicitation costs in the future.

FOR INTERNAL DISTRIBUTION ONLY	TGF.4

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4

VOTING METHODS

PHONE:
To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time and Saturday from 10:00 a.m. to 4:00 p.m. Eastern Time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.
TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.
INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/FTproxy

CUSIP	TICKER	NAME OF FUND	CLASS
880199104	TEPLX	Templeton Growth Fund, Inc.	A
880199203	TEGTX	Templeton Growth Fund, Inc.	C
880199500	TEGRX	Templeton Growth Fund, Inc.	R
880199609	FTGFX	Templeton Growth Fund, Inc.	R6
880199302	TGADX	Templeton Growth Fund, Inc.	ADVISOR
880199104	---	Templeton Growth Fund, Inc.	Internal

FOR INTERNAL DISTRIBUTION ONLY	TGF.5

Franklin and Templeton Funds Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Franklin and Templeton Funds. I wanted to confirm that you have received the proxy materials for the Special Meeting of Shareholders scheduled to take place on October 30, 2017.

Have you received the information?

(Pause for response)

If “Yes” or positive response: If you're not able to attend the meeting, I can record your voting instructions by phone.

If “No” or negative response: I would be happy to review the meeting agenda with you and record your vote by phone; however, you do have the option of voting along with the Board’s recommendation.

Would you like to vote along with the Board’s recommendation?

(Pause For Response)

(Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Franklin and Templeton Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you.  You will receive written confirmation of your vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions please call the toll free number listed on the confirmation.  Mr. /Ms. ___________, your vote is important and your time is greatly appreciated.  Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 8-28-2017